Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Strong Second Quarter Results
and Record Earnings Per Share

Second-Quarter Highlights

•
Total Client Assets of $173.8 billion
•
Long-term gross flows of $5.8 billion
•
Long-term net flows of ($1.7) billion
•
GAAP operating margin of 50.4%
•
GAAP net income per diluted share of $1.12
•
Adjusted EBITDA margin of 53.0%
•
Adjusted net income with tax benefit per diluted share of $1.31
•
Board authorizes an 11% increase in regular quarterly cash dividend to $0.41

San Antonio, Texas, August 8, 2024 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended June 30, 2024.

“Our most significant development during the first half of 2024 was forging the long-term agreement to become strategic partners with Amundi,” said David Brown, Chairman and Chief Executive Officer. “Upon closing, we will be combining Amundi’s US business into Victory Capital and have reciprocal global exclusive 15-year distribution agreements. This transaction is extremely compelling with multiple strategic elements that will make our Company even better. It is also financially attractive with anticipated double-digit earnings accretion within a year, and it will immediately provide us with greater financial flexibility resulting from the strengthening of our balance sheet.

“During the second quarter, our business continued to perform exceptionally well. We generated the highest adjusted earnings per diluted share with tax benefit, adjusted EBITDA, and adjusted EBITDA margin, for any quarter in our history.

“Our Investment Franchises continued to deliver excellent investment performance for our clients. Through the end of June, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 60%, 77%, and 79%. In addition, 68% of our AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“As a result of our strong cash flow generation, the amount of cash on our balance sheet increased by 49% during the quarter, reaching $119 million at the end of June. This combined with the higher earnings resulted in our net debt to EBITDA ratio declining to 1.9X. In addition, the Board authorized another 11% increase in our quarterly cash dividend from $0.37 to $0.41, which will be paid in September.

“As always, we continue to focus on serving our clients, which is our top priority.”

1 Total AUM includes both discretionary and non-discretionary client assets.

2 The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Assets Under Management[1]
Ending	$168,681	$170,342	$157,161	$168,681	$157,161
Average	167,484	163,533	152,925	165,508	152,729

AUM Long-term Flows[2]
Long-term Gross	$5,813	$6,952	$5,491	$12,764	$11,339
Long-term Net	(1,701)	(1,028)	(1,110)	(2,729)	(2,250)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$255	$236	$231	$491	$472
Money Market / Short-term Net	(43)	(99)	(316)	(142)	(325)

AUM Total Flows
Total Gross	$6,067	$7,187	$5,722	$13,255	$11,811
Total Net	(1,744)	(1,127)	(1,426)	(2,871)	(2,576)

Consolidated Financial Results (GAAP)
Revenue	$219.6	$215.9	$204.2	$435.5	$405.5
AUM revenue realization (in bps)	52.6	53.0	53.6	52.8	53.4
Operating expenses	109.0	131.0	116.7	240.1	243.5
Income from operations	110.6	84.8	87.5	195.4	162.1
Operating margin	50.4%	39.3%	42.9%	44.9%	40.0%
Net income	74.3	55.7	56.7	129.9	105.9
Earnings per diluted share	$1.12	$0.84	$0.83	$1.97	$1.53
Cash flow from operations	79.7	68.7	77.4	148.4	141.6

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$116.5	$112.4	$104.0	$228.9	$203.2
Adjusted EBITDA margin	53.0%	52.1%	50.9%	52.6%	50.1%
Adjusted net income	76.5	72.6	66.4	149.1	132.1
Tax benefit of goodwill and acquired intangible assets	10.1	9.7	9.5	19.9	19.1
Adjusted net income with tax benefit	86.6	82.3	75.9	169.0	151.1
Adjusted net income with tax benefit per diluted share	$1.31	$1.25	$1.11	$2.56	$2.19

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Exhibit 99.1

AUM, Flows and Investment Performance

At June 30, 2024, Victory Capital had total client assets of $173.8 billion, assets under management of $168.7 billion, and other assets of $5.1 billion. Total AUM decreased by $1.7 billion to $168.7 billion at June 30, 2024, compared with $170.3 billion at March 31, 2024. The decrease was due to net outflows of $1.7 billion. Total gross flows for the second quarter were $6.1 billion, including long-term gross flows of $5.8 billion.

As of June 30, 2024, Victory Capital offered 122 investment strategies through its 11 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2024.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
49%	60%	77%	79%

Second Quarter 2024 Compared with First Quarter 2024

Revenue increased 1.7% to $219.6 million in the second quarter, compared with $215.9 million in the first quarter, primarily due to higher average AUM over the comparable period. GAAP operating margin expanded 1,110 basis points in the second quarter to 50.4%, up from 39.3% in the first quarter primarily due to the combination of a non-cash $20.4 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in compensation related expenses. Second quarter GAAP net income increased 33.3% to $74.3 million, or $1.12 per diluted share, up from $55.7 million, or $0.84 per diluted share, in the prior quarter.

Adjusted net income with tax benefit increased 5.3% to $86.6 million, or $1.31 per diluted share in the second quarter, up from $82.3 million, or $1.25 per diluted share, in the first quarter. Adjusted EBITDA increased 3.7% to $116.5 million in the second quarter, versus $112.4 million in the first quarter. Adjusted EBITDA margin expanded 90 basis points in the second quarter of 2024 to 53.0% compared with 52.1% in the prior quarter.

Second Quarter 2024 Compared with Second Quarter 2023

Revenue for the three months ended June 30, 2024, increased 7.5% to $219.6 million, compared with $204.2 million in the same quarter of 2023 as a result of higher average AUM over the comparable period.

Operating expenses decreased 6.6% to $109.0 million, compared with $116.7 million in last year’s second quarter due to the combination of a non-cash $9.7 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in depreciation and amortization expense, partially offset by an increase in acquisition-related costs. GAAP operating margin expanded 750 basis points to 50.4% in the second quarter, from 42.9% in the same quarter of 2023. GAAP net income increased 31.0% to $74.3 million, or $1.12 per diluted share, in the second quarter compared with $56.7 million, or $0.83 per diluted share, in the same quarter of 2023.

Adjusted net income with tax benefit increased 14.1% to $86.6 million, or $1.31 per diluted share, in the second quarter, compared with $75.9 million, or $1.11 per diluted share in the same quarter last year. Adjusted EBITDA increased 12.0% to $116.5 million, compared with $104.0 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin expanded 210 basis points to 53.0% in the second quarter of 2024, compared with 50.9% in the same quarter last year.

Six Months Ended June 30, 2024 Compared with Six Months Ended June 30, 2023

Revenue for the six months ended June 30, 2024, increased 7.4% to $435.5 million, compared with $405.5 million in the same period of 2023. The increase was primarily due to higher average AUM.

Operating expenses decreased 1.4% to $240.1 million for the six months ended June 30, 2024, compared with $243.5 million in the same period in 2023 due to the combination of a non-cash $4.9 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in depreciation and amortization expense, partially offsetting was an increase in acquisition-related costs. GAAP operating margin was 44.9% for the six months ended June 30, 2024, a 490 basis point increase from the 40.0% recorded in the same period in 2023. GAAP net income increased 22.7% to $129.9 million, or $1.97 per diluted share, in the first six months of 2024 compared with $105.9 million, or $1.53 per diluted share, in the same period in 2023.

Adjusted net income with tax benefit increased 11.8% to $169.0 million in the first six months of 2024 compared to $151.1 million in the same period in 2023. On a per-share basis, adjusted net income with tax benefit increased 16.9% to $2.56 per diluted share for the six months ended June 30, 2024 compared to $2.19 per diluted share in the same period in 2023. For the six months ended June 30, 2024, adjusted EBITDA increased 12.6% to $228.9 million, compared with $203.2 million for the same period in 2023. Year-over-year, adjusted EBITDA margin expanded 250 basis points to 52.6% in the first six months of 2024, compared with 50.1% in the same period last year.

Balance Sheet / Capital Management

The total debt outstanding as of June 30, 2024 was approximately $992 million and consisted of an existing term loan balance of $625 million and the 2021 Incremental Term Loans balance of $367 million.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.41 per share. The dividend is payable on September 25, 2024, to shareholders of record on September 10, 2024.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 9, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (888) 330-3571 (domestic) or (646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $168.7 billion, and $173.8 billion in total client assets, as of June 30, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This earnings release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: continued geopolitical uncertainty including the conflicts in Ukraine and Israel, risks that the conditions to closing the transaction with Amundi US will be satisfied and the transaction will close on the anticipated timeline, if at all; risks associated with expected benefits, or impact on our business, of the proposed transaction, including our ability to achieve any expected synergies; reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Important Additional Information and Where to Find It

This communication discusses the proposed acquisition of Amundi Holdings US, Inc. (“Amundi US”) by the Company. In connection with the transaction, the Company intends to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to the Company’s stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or the Investor Relations portion of the Company’s website at https://ir.vcm.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider and vote upon the approval of the share issuance in connection with the proposed acquisition of Amundi US by the Company. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Information relating to the Company’s executive officers and directors can also be found in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 28, 2024. Investors and security holders may obtain free copies of these documents using the sources indicated above.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenue
Investment management fees	$173,163	$169,785	$159,410	$342,948	$316,246
Fund administration and distribution fees	46,458	46,072	44,816	92,530	89,300
Total revenue	219,621	215,857	204,226	435,478	405,546

Expenses
Personnel compensation and benefits	55,660	59,454	54,940	115,114	112,542
Distribution and other asset-based expenses	36,474	36,263	37,344	72,737	74,998
General and administrative	14,385	14,012	13,250	28,397	25,638
Depreciation and amortization	7,551	7,601	9,650	15,152	21,330
Change in value of consideration payable for acquisition of business	(8,200)	12,200	1,500	4,000	8,900
Acquisition-related costs	3,049	1,026	16	4,075	18
Restructuring and integration costs	105	492	—	597	29
Total operating expenses	109,024	131,048	116,700	240,072	243,455

Income from operations	110,597	84,809	87,526	195,406	162,091
Operating margin	50.4%	39.3%	42.9%	44.9%	40.0%

Other income (expense)
Interest income and other income (expense)	1,557	3,565	1,971	5,122	3,515
Interest expense and other financing costs	(16,279)	(16,486)	(14,902)	(32,765)	(29,141)
Gain (loss) on debt extinguishment	(100)	—	—	(100)	—
Total other expense, net	(14,822)	(12,921)	(12,931)	(27,743)	(25,626)

Income before income taxes	95,775	71,888	74,595	167,663	136,465

Income tax expense	(21,524)	(16,197)	(17,924)	(37,721)	(30,521)

Net income	$74,251	$55,691	$56,671	$129,942	$105,944

Earnings per share of common stock
Basic	$1.15	$0.86	$0.85	$2.01	$1.58
Diluted	1.12	0.84	0.83	1.97	1.53

Weighted average number of shares outstanding
Basic	64,734	64,389	66,466	64,561	66,874
Diluted	66,075	65,972	68,500	66,025	69,037

Dividends declared per share	$0.37	$0.335	$0.32	$0.705	$0.64

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net income (GAAP)	$74,251	$55,691	$56,671	$129,942	$105,944
Income tax expense	(21,524)	(16,197)	(17,924)	(37,721)	(30,521)
Income before income taxes	$95,775	$71,888	$74,595	$167,663	$136,465
Interest expense	15,468	15,711	14,146	31,179	27,628
Depreciation	2,252	2,269	2,296	4,521	4,267
Other business taxes	414	369	382	783	766
Amortization of acquisition-related intangible assets	5,299	5,332	7,353	10,631	17,062
Stock-based compensation	940	1,327	1,538	2,267	3,542
Acquisition, restructuring and exit costs	(4,520)	14,705	2,949	10,185	11,933
Debt issuance costs	874	755	756	1,629	1,504
Adjusted EBITDA	$116,502	$112,356	$104,015	$228,858	$203,167
Adjusted EBITDA margin	53.0%	52.1%	50.9%	52.6%	50.1%

Net income (GAAP)	$74,251	$55,691	$56,671	$129,942	$105,944
Adjustment to reflect the operating performance of the Company
Other business taxes	414	369	382	783	766
Amortization of acquisition-related intangible assets	5,299	5,332	7,353	10,631	17,062
Stock-based compensation	940	1,327	1,538	2,267	3,542
Acquisition, restructuring and exit costs	(4,520)	14,705	2,949	10,185	11,933
Debt issuance costs	874	755	756	1,629	1,504
Tax effect of above adjustments	(753)	(5,621)	(3,244)	(6,374)	(8,701)
Adjusted net income	$76,505	$72,558	$66,405	$149,063	$132,050
Adjusted net income per diluted share	$1.16	$1.10	$0.97	$2.26	$1.91

Tax benefit of goodwill and acquired intangible assets	$10,141	$9,748	$9,537	$19,889	$19,061
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.15	$0.15	$0.14	$0.30	$0.28

Adjusted net income with tax benefit	$86,646	$82,306	$75,942	$168,952	$151,111
Adjusted net income with tax benefit per diluted share	$1.31	$1.25	$1.11	$2.56	$2.19

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$118,970	$123,547
Receivables	100,660	87,570
Prepaid expenses	6,979	5,785
Investments, at fair value	33,759	31,808
Property and equipment, net	15,599	19,578
Goodwill	981,805	981,805
Other intangible assets, net	1,271,200	1,281,832
Other assets	12,309	10,691
Total assets	$2,541,281	$2,542,616

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$54,528	$56,477
Accrued compensation and benefits	54,020	55,456
Consideration payable for acquisition of business	141,200	217,200
Deferred tax liability, net	142,418	128,714
Other liabilities	44,579	42,499
Long-term debt, net[1]	981,724	989,269
Total liabilities	1,418,469	1,489,615

Stockholders' equity
Common stock, $0.01 par value per share: 2024 - 600,000,000 shares authorized, 83,454,313 shares issued and 64,808,655 shares outstanding; 2023 - 600,000,000 shares authorized, 82,404,305 shares issued and 64,254,714 shares outstanding	835	824
Additional paid-in capital	741,490	728,283
Treasury stock, at cost: 2024 - 18,645,658 shares; 2023 - 18,149,591 shares	(464,944)	(444,286)
Accumulated other comprehensive income	25,024	31,328
Retained earnings	820,407	736,852
Total stockholders' equity	1,122,812	1,053,001
Total liabilities and stockholders' equity	$2,541,281	$2,542,616

1 Balances at June 30, 2024 and December 31, 2023 are shown net of unamortized loan discount and debt issuance costs in the amount of $10.5 million and $12.4 million, respectively. The gross amount of the debt outstanding was $992.2 million and $1,001.7 million as of June 30, 2024 and December 31, 2023, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2024	2024	2023
Beginning AUM	$170,342	$161,322	$153,356
Beginning other assets[1]	5,117	5,289	5,265
Beginning total client assets	175,459	166,611	158,621

AUM net cash flows	(1,744)	(1,127)	(1,426)
Other assets net cash flows	18	(524)	(996)
Total client assets net cash flows	(1,727)	(1,651)	(2,422)

AUM market appreciation (depreciation)	83	10,178	5,346
Other assets market appreciation (depreciation)	(40)	352	192
Total client assets market appreciation (depreciation)	43	10,529	5,537

AUM realizations and distributions	—	—	(73)
Acquired & divested assets / Net transfers	(1)	(31)	(41)

Ending AUM	168,681	170,342	157,161
Ending other assets	5,094	5,117	4,461
Ending total client assets	173,775	175,459	161,622
Average total client assets[2]	172,392	168,865	157,372

	For the Six Months Ended
	June 30,	June 30,
	2024	2023
Beginning AUM	$161,322	$147,762
Beginning other assets[1]	5,289	5,190
Beginning total client assets	166,611	152,952

AUM net cash flows	(2,871)	(2,576)
Other assets net cash flows	(506)	(1,091)
Total client assets net cash flows	(3,377)	(3,667)

AUM market appreciation (depreciation)	10,261	12,089
Other assets market appreciation (depreciation)	311	362
Total client assets market appreciation (depreciation)	10,572	12,451

AUM realizations and distributions	—	(73)
Acquired & divested assets / Net transfers	(31)	(42)

Ending AUM	168,681	157,161
Ending other assets	5,094	4,461
Ending total client assets	173,775	161,622
Average total client assets[3]	170,629	157,595

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending June 30, 2024, March 31, 2024 and June 30, 2023 total client assets revenue realization was 51.2 basis points, 51.4 basis points and 52.1 basis points, respectively.

3For the six-month periods ending June 30, 2024 and 2023 total client assets revenue realization was 51.3 basis points and 51.9 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions except for percentages)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2024	2024	2023
Beginning assets under management	$170,342	$161,322	$153,356
Gross client cash inflows	6,067	7,187	5,722
Gross client cash outflows	(7,812)	(8,314)	(7,148)
Net client cash flows	(1,744)	(1,127)	(1,426)
Market appreciation (depreciation)	83	10,178	5,346
Realizations and distributions	—	—	(73)
Acquired & divested assets / Net Transfers	(1)	(31)	(41)
Ending assets under management	168,681	170,342	157,161
Average assets under management	167,484	163,533	152,925

	For the Six Months Ended
	June 30,	June 30,
	2024	2023
Beginning assets under management	$161,322	$147,762
Gross client cash inflows	13,255	11,811
Gross client cash outflows	(16,126)	(14,386)
Net client cash flows	(2,871)	(2,576)
Market appreciation (depreciation)	10,261	12,089
Realizations and distributions	—	(73)
Acquired assets / Net transfers	(31)	(42)
Ending assets under management	168,681	157,161
Average assets under management	165,508	152,729

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	June 30,	March 31,	June 30,
	2024	2024	2023
Beginning other assets (institutional)	$5,117	$5,289	$5,265
Gross client cash inflows	467	—	100
Gross client cash outflows	(449)	(524)	(1,096)
Net client cash flows	18	(524)	(996)
Market appreciation (depreciation)	(40)	352	192
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	5,094	5,117	4,461
Average other assets (institutional)[2]	4,909	5,332	4,447

	For the Six Months Ended
	June 30,	June 30,
	2024	2023
Beginning other assets (institutional)	$5,289	$5,190
Gross client cash inflows	467	100
Gross client cash outflows	(973)	(1,191)
Net client cash flows	(506)	(1,091)
Market appreciation (depreciation)	311	362
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	5,094	4,461
Average other assets (institutional)[3]	5,120	4,866

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending June 30, 2024, March 31, 2024 and June 30, 2023 total other assets (institutional) revenue realization was 3.4 basis points, 3.5 basis points and 3.6 basis points, respectively.

3For the six-month periods ending June 30, 2024 and 2023 total other assets (institutional) revenue realization was 3.5 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
June 30, 2024
Beginning assets under management	$32,918	$16,297	$24,481	$13,895	$18,200	$57,833	$3,465	$167,089	$3,253	$170,342
Gross client cash inflows	1,007	559	1,283	67	558	2,035	303	5,813	255	6,067
Gross client cash outflows	(1,659)	(778)	(1,508)	(309)	(635)	(2,184)	(442)	(7,514)	(298)	(7,812)
Net client cash flows	(652)	(218)	(225)	(241)	(77)	(150)	(139)	(1,701)	(43)	(1,744)
Market appreciation (depreciation)	(1,247)	(893)	116	350	367	1,273	58	24	60	83
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(4)	(4)	26	(21)	(32)	(21)	6	(50)	50	(1)
Ending assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681

March 31, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	1,371	507	1,298	68	1,090	2,165	452	6,952	236	7,187
Gross client cash outflows	(1,845)	(925)	(1,367)	(332)	(751)	(2,410)	(349)	(7,980)	(335)	(8,314)
Net client cash flows	(474)	(418)	(69)	(264)	339	(245)	103	(1,028)	(99)	(1,127)
Market appreciation (depreciation)	2,795	801	176	1,555	1,133	3,749	(75)	10,135	42	10,178
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(7)	(45)	18	(31)	(44)	33	5	(69)	38	(31)
Ending assets under management	$32,918	$16,297	$24,481	$13,895	$18,200	$57,833	$3,465	$167,089	$3,253	$170,342

June 30, 2023
Beginning assets under management	$29,035	$15,648	$26,535	$11,425	$14,868	$49,151	$3,317	$149,979	$3,377	$153,356
Gross client cash inflows	1,259	743	873	87	559	1,522	449	5,491	231	5,722
Gross client cash outflows	(1,126)	(1,128)	(1,324)	(290)	(585)	(1,738)	(408)	(6,601)	(547)	(7,148)
Net client cash flows	132	(386)	(451)	(204)	(26)	(216)	41	(1,110)	(316)	(1,426)
Market appreciation (depreciation)	824	404	48	954	575	2,490	12	5,307	38	5,346
Realizations and distributions	—	—	—	—	—	—	(73)	(73)	—	(73)
Acquired assets / Net transfers	16	(2)	(34)	(4)	(25)	(49)	4	(95)	53	(41)
Ending assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$51,375	$3,301	$154,009	$3,152	$157,161

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
June 30, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	2,378	1,066	2,581	136	1,648	4,200	755	12,764	491	13,255
Gross client cash outflows	(3,504)	(1,703)	(2,874)	(641)	(1,386)	(4,595)	(791)	(15,493)	(632)	(16,126)
Net client cash flows	(1,126)	(637)	(294)	(505)	262	(394)	(36)	(2,729)	(142)	(2,871)
Market appreciation (depreciation)	1,548	(92)	292	1,905	1,501	5,022	(17)	10,159	102	10,261
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(11)	(49)	44	(51)	(76)	12	11	(119)	88	(31)
Ending assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681

June 30, 2023[1]
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$46,317	$3,663	$144,460	$3,302	$147,762
Gross client cash inflows	2,858	1,728	2,060	170	936	2,739	846	11,339	472	11,811
Gross client cash outflows	(2,219)	(2,001)	(2,896)	(675)	(1,129)	(3,421)	(1,248)	(13,589)	(797)	(14,386)
Net client cash flows	640	(273)	(836)	(504)	(192)	(683)	(403)	(2,250)	(325)	(2,576)
Market appreciation (depreciation)	1,461	827	663	1,775	1,495	5,687	108	12,017	72	12,089
Realizations and distributions	—	—	—	—	—	—	(73)	(73)	—	(73)
Acquired assets / Net transfers	15	7	(82)	(74)	(71)	55	6	(144)	103	(42)
Ending assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$51,375	$3,301	$154,009	$3,152	$157,161

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
June 30, 2024
Beginning assets under management	$113,897	$5,229	$51,217	$170,342
Gross client cash inflows	3,553	480	2,034	6,067
Gross client cash outflows	(5,061)	(178)	(2,573)	(7,812)
Net client cash flows	(1,508)	302	(539)	(1,744)
Market appreciation (depreciation)	385	(91)	(211)	83
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(190)	—	190	(1)
Ending assets under management	$112,584	$5,440	$50,657	$168,681

March 31, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	4,303	451	2,434	7,187
Gross client cash outflows	(5,956)	(449)	(1,909)	(8,314)
Net client cash flows	(1,653)	2	525	(1,127)
Market appreciation (depreciation)	6,796	215	3,167	10,178
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(48)	43	(26)	(31)
Ending assets under management	$113,897	$5,229	$51,217	$170,342

June 30, 2023
Beginning assets under management	$103,246	$5,555	$44,554	$153,356
Gross client cash inflows	3,639	175	1,908	5,722
Gross client cash outflows	(4,863)	(421)	(1,864)	(7,148)
Net client cash flows	(1,224)	(246)	44	(1,426)
Market appreciation (depreciation)	3,923	(117)	1,540	5,346
Realizations and distributions	—	—	(73)	(73)
Acquired assets / Net transfers	(28)	—	(13)	(41)
Ending assets under management	$105,916	$5,193	$46,052	$157,161

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
June 30, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	7,856	930	4,468	13,255
Gross client cash outflows	(11,017)	(627)	(4,482)	(16,126)
Net client cash flows	(3,161)	304	(14)	(2,871)
Market appreciation (depreciation)	7,181	124	2,956	10,261
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(238)	43	164	(31)
Ending assets under management	$112,584	$5,440	$50,657	$168,681

June 30, 2023
Beginning assets under management	$99,447	$5,627	$42,688	$147,762
Gross client cash inflows	8,185	393	3,233	11,811
Gross client cash outflows	(10,269)	(655)	(3,463)	(14,386)
Net client cash flows	(2,084)	(262)	(230)	(2,576)
Market appreciation (depreciation)	8,573	(164)	3,680	12,089
Realizations and distributions	—	—	(73)	(73)
Acquired assets / Net transfers[4]	(19)	(9)	(13)	(42)
Ending assets under management	$105,916	$5,193	$46,052	$157,161

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.